Exhibit 99(g)


THIS IS NEITHER AN OFFER TO EXCHANGE OR SELL NOR A SOLICITATION OF AN OFFER TO EXCHANGE OR BUY ANY OF THESE SECURITIES. THE OFFERS ARE MADE ONLY BY THE PROSPECTUS AND THE RESPECTIVE LETTER OF TRANSMITTAL AND THE OFFERS ARE NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE SECURITIES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION. IN ANY JURISDICTION WHERE THE SECURITIES OR BLUE SKY LAWS REQUIRE THE OFFERS TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFERS ARE BEING MADE ON BEHALF OF THE TRUST BY MERRILL LYNCH & CO., SMITH BARNEY INC., PRUDENTIAL SECURITIES INC. OR ONE OR MORE OTHER BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                       NOTICE OF EXCHANGE OFFER TO HOLDERS
                                       OF

                                     [LOGO]

Citicorp Capital X                           Up to 12,900,000 Depositary Shares
___% Trust Originated Preferred              each representing a 1/10 interest
Securities(sm) ("TOPrS(sm)"),                in a share of 8.00% Noncumulative
redeemable on or after May 15,        for    Preferred Stock, Series 16, of
2002 (or earlier upon the                    Citicorp, redeemable on or after
occurrence of certain events                 June 1, 1998
described in the Prospectus)

Citicorp Capital XI                          Up to 13,900,000 Depositary Shares
___% TOPrS, redeemable on or after           each representing a 1/10 interest
May 15, 2002 (or earlier upon the     for    in a share of 7.50% Noncumulative
occurrence of certain events                 Preferred Stock, Series 17, of
described in the Prospectus)                 Citicorp, redeemable on or after
                                             September 1, 1998

Citicorp Capital XII                         Up to 4,900,000 Depositary Shares
___% TOPrS, redeemable on or after           each representing a 1/10 interest
May 15, 2002 (or earlier upon the     for    in a share of 8.30% Noncumulative
occurrence of certain events                 Preferred Stock, Series 20, of
described in the Prospectus)                 Citicorp, redeemable on or after
                                             November 15, 1999

Citicorp Capital XIII                        Up to 5,900,000 Depositary Shares
___% TOPrS, redeemable on or after           each representing a 1/10 interest
May 15, 2002 (or earlier upon the     for    in a share of 8.50% Noncumulative
occurrence of certain events                 Preferred Stock, Series 21, of
described in the Prospectus)                 Citicorp, redeemable on or after
                                             February 15, 2000

Citicorp Capital XIV                         Up to 4,900,000 Depositary Shares
___% TOPrS, redeemable on or after           each representing a 1/10 interest
May 15, 2002 (or earlier upon the     for    in a share of 7.75% Cumulative
occurrence of certain events                 Preferred Stock, Series 22, of
described in the Prospectus)                 Citicorp, redeemable on or after
                                             May 15, 2000


      Citicorp Capital X, Citicorp Capital XI, Citicorp Capital XII, Citicorp Capital XIII and Citicorp Capital XIV, each a Delaware statutory business trust (each a "Trust" and together the "Trusts"), are respectively offering, upon the terms and subject to the conditions set forth in the Prospectus dated _____________, 1997 (the "Prospectus") and the accompanying Letters of Transmittal (each a "Letter of Transmittal" which, together with the Prospectus, constitute an "Offer"), to exchange the Trust Originated Preferred Securities(sm) of such Trust (the "TOPrS(sm)" or the "Capital Securities" of such Trust)) for up to the Maximum Number (as defined below) of depositary shares ("Depositary Shares"), each representing a 1/10 interest


________

(sm) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

in a share of the series (a "Series") of Preferred Stock (the "Preferred Stock") of Citicorp, a Delaware corporation, specified opposite the name of such Trust above (the "Related Depositary Shares") not owned by Citicorp. Exchanges will be made on the basis of one Capital Security of a particular Trust for each Related Depositary Share validly tendered and accepted for exchange in the applicable Offer up to the maximum aggregate number of such Related Depositary Shares set forth above (with respect to any series of Related Depositary Shares, the "Maximum Number"). If more than the Maximum Number of Depositary Shares for any Series of Preferred Stock are validly tendered for exchange pursuant to the applicable Offer and not withdrawn on or prior to the Expiration Date, as defined herein, the applicable Trust will accept such Related Depositary Shares on a pro rata basis. See "The Offers -- Terms of the Offers" in the Prospectus. In connection with the Offers, Citicorp will deposit in each Trust as trust assets its Junior Subordinated Debentures due 2027, as set forth in the Prospectus.

--------------------------------------------------------------------------------
          EACH OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
          AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL __, 1997,UNLESS AN
                               OFFER IS EXTENDED.
--------------------------------------------------------------------------------


      NONE OF CITICORP, THE BOARD OF DIRECTORS OF CITICORP, THE TRUSTEES OF ANY TRUST OR ANY TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF DEPOSITARY SHARES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN ANY OFFER. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONTACT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISION ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

      Upon the terms and subject to the conditions of the applicable Offer described in the Prospectus, each Trust will accept for exchange up to the Maximum Number of Related Depositary Shares validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on April __, 1997, or if an Offer is extended by the applicable Trust, in its sole discretion, the latest date and time to which such Offer has been extended (with respect to each Offer, the "Expiration Date"). Tenders of Related Depositary Shares pursuant to the applicable Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the applicable Trust, may be withdrawn at any time after 40 business days after the date of the Prospectus.

      Consummation of each Offer is conditioned on, among other things, tenders by a sufficient number of holders of Related Depositary Shares, as of the Expiration Date such that, upon exchange of Capital Securities for the Depositary Shares, there will be at least 400 record or beneficial owners of at least 1,000,000 Capital Securities to be issued by the related Trust in exchange for such Related Depositary Shares (the "Minimum Distribution Condition"), which condition may not be waived.

      Each Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate its Offer, and not accept for exchange any Related Depositary Shares and promptly return all tendered Depositary Shares upon the failure of any of the conditions specified above or in "The Offers -- Conditions to the Offers" in the Prospectus, (ii) waive any condition to its Offer (other than the Minimum Distribution Condition) and accept up to the Maximum Number of Related Depositary Shares previously tendered pursuant to such Offer, (iii) extend the Expiration Date of its Offer and retain all Related Depositary Shares tendered pursuant to its Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offers -- Withdrawal of Tenders" in the Prospectus, (iv) amend the terms of its Offer, (v) modify the form of the consideration to be paid pursuant to its Offer or (vi) terminate its Offer, not accept for exchange the Related Depositary Shares at any time on or prior to the Expiration Date and promptly return the tendered Depositary Shares, for any reason. Any amendment applicable to the Offer of a particular Trust will apply to all Related Depositary Shares tendered pursuant to such Offer. During any extension of the Offer of a particular Trust, all Related Depositary Shares previously tendered pursuant to such Offer and not withdrawn will remain subject to such Offer. The minimum period during which the Offer of a particular Trust must remain open following material changes in the terms of such Offer or the information concerning such Offer, other than a decrease in the amount of Related Depositary Shares sought for exchange or a change in the amount or form of consideration (for which the minimum period is ten Business Days), depends upon the facts and circumstances, including the materiality of the change or information. See "The Offers -- Expiration Date; Extensions; Amendments; Termination" in the Prospectus.

      The purpose of the Offers is to refinance the Preferred Stock underlying the Depositary Shares with the relevant Capital Securities offered in exchange therefor to achieve certain tax efficiencies while preserving Citicorp's flexibility with respect to future financings.

      The Prospectus and applicable Letter of Transmittal contain important information which should be read before any action is taken by holders of Related Depositary Shares. Tenders into each Offer may be made only by a properly completed and executed Letter of Transmittal applicable to such Offer and in conformance with the terms thereof and of the Prospectus. The information contained in the Prospectus, the applicable Letter of Transmittal and the other offering documents is hereby incorporated in this notice by reference.

      With respect to each Offer, Citicorp will pay to Soliciting Dealers (as defined in the Prospectus) designated by the record or beneficial owner, as appropriate, of Related Depositary Shares a solicitation fee of $____ per Related Depositary Share ($____ per Related Depositary Share with respect to the solicitation of beneficial holders of 10,000 or more shares) validly tendered and accepted for exchange pursuant to the applicable Offer, subject to certain conditions. Soliciting Dealers are not entitled to a solicitation fee for Related Depositary Shares beneficially owned by such Soliciting Dealers.

      The information required to be disclosed by paragraph (d)(1) of Rule 13e-4 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is contained in the Prospectus and is incorporated herein by reference.

      The Prospectus and applicable Letter of Transmittal are first being sent to holders of Related Depositary Shares on March __, 1997, and are being furnished to brokers, dealers, banks and similar persons whose names, or names of whose nominees, appear on the lists of holders of the Related Depositary Shares or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Related Depositary Shares.

      Any questions or requests for assistance may be directed to the Information Agent and the Dealer Managers at the addresses and telephone numbers set forth below. Requests for copies of the Prospectus, the applicable Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent, at (800)223-2064, and copies will be forwarded promptly at Citicorp's expense. Shareholders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offers.

                    THE INFORMATION AGENT FOR THE OFFERS IS:
                         [GEORGESON & COMPANY INC. LOGO]

                                Wall Street Plaza
                            New York, New York 10005
                           (800) 223-2064 (Toll-Free)
                         Banks and Brokers Call Collect:
                                 (212) 440-9800



                     THE DEALER MANAGERS FOR THE OFFERS ARE:


                               MERRILL LYNCH & CO.
                             World Financial Center
                           North Tower--Seventh Floor
                            New York, New York 10281
                           (888) ML4-TNDR (Toll-Free)
                           (888) 654-8637 (Toll-Free)
                             Attn: Susan L. Weinberg


        SMITH BARNEY INC.                        PRUDENTIAL SECURITIES INC.
390 Greenwich Street-- Fifth Floor          One New York Plaza-- Fifteenth Floor
     New York, New York 10013                     New York, New York 10292
    (800) 655-4811 (Toll-Free)                   (800) 778-2241  (Toll-Free)
       Attn: Paul S. Galant                          Attn: Martin Oring


                                 March __, 1997




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